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                                                                   EXHIBIT 10.38

                   VOTING AND TRANSFER RESTRICTION AGREEMENT

   This VOTING AGREEMENT (this "Agreement") is entered into as of this 20th day of November, 1999, by and among Fieldworks, Incorporated, a Minnesota corporation ("Company"), and those persons listed on Exhibit "A" hereto (collectively, the "Shareholders"), and, for the purpose of enforcing its rights under this Agreement pursuant to the Minnesota Business Corporation Act, Industrial-Works Holding Corp., a Delaware corporation ("Purchaser").

                                  WITNESSETH:

   WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of November 20, 1999 (the "Purchase Agreement"), pursuant to which the Company will issue to Purchaser 4,250,000 shares of the Company's Series B Participating Preferred Stock ("Series B Stock"), which is convertible into an equal number of shares of the Company's common stock (the "Company Common Stock"), and warrants to purchase 500,000 shares of Company Common Stock, in exchange for the consideration set forth in the Purchase Agreement;

   WHEREAS, the Company and the Shareholders are entering into this Agreement in order to fulfill the obligations of the Company pursuant to Section 5.01 of the Purchase Agreement;

   WHEREAS, the Shareholders believe that the terms of this Agreement, and the transactions contemplated by the Purchase Agreement, are in the best interests of both the Company and the Shareholders, and the Company and the Shareholders will benefit substantially from the performance of the transactions and obligations thereunder:

   NOW, THEREFORE, as an inducement to Purchaser to enter into and to perform its obligations under the Purchase Agreement, and in consideration of the benefits to be realized by both the Company and the Shareholders from such performance, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 302A.455 of the Minnesota Business Corporation Act, the parties hereto agree as follows:

    1.  Voting. Each Shareholder agrees that:

     a. He, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock in favor of the Purchase Agreement and all transactions contemplated thereby.

     b. For a period of three (3) years following the closing of the transactions contemplated by the Purchase Agreement, at any special or annual meeting of Company stockholders at which directors of the Company are to be elected, or in connection with a solicitation of consents through which directors of the Company are to be elected, he, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock (i) in favor of the election to the board of directors of the nominees favored by Purchaser, and (ii) against any nominees opposed by Purchaser, with respect to the three (3) or five (5) directors, whichever is the number of directors Purchaser may elect pursuant to its rights as a holder of Series B Stock.

   2. Restrictions on Transfer of Company Common Stock. Each Shareholder agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, in whole or in part, the shares of Company Common Stock held by him, her, or it on or prior to March 20, 2000.

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   3.  Restrictions on Transfer or Exercise of Options and Warrants. Each
Shareholder agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, or convert, exercise or attempt to exercise or convert, in whole or in part, any options convertible into, or warrants to purchase, shares of Company Common Stock held by him, her, or it on or prior to March 20, 2000.

   4. Termination. This Agreement and the obligations contained herein shall continue in effect for the period commencing on the date hereof and ending at the earliest of (i) [January 31, 2003], (ii) the date, if any, upon which the Purchase Agreement is terminated pursuant to the provisions of Section 6.03(a) or (b) thereof, or (iii) the date, if any, upon which the Purchaser and all parties hereto mutually agree to terminate the obligations and rights of the parties hereunder.

   5.  Miscellaneous.

     a. Additional Representations. Each Shareholder represents and warrants that (i) he, she or it has the requisite power and authority to enter into and perform this Agreement; and (ii) the performance of this Agreement by such Shareholder will not require him, her or it to obtain the consent, waiver or approval of any person and will not, to the best of his, her or its knowledge, violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which he, she or it is bound.

     b. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     c. Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. Notwithstanding the foregoing, this Agreement may not be amended without the written consent of Purchaser.

     d. Equitable Relief. Each Shareholder agrees that if he, she, or it fails to perform his, her or its obligations under this Agreement for any reason, then Purchaser shall be entitled to specific performance and injunctive or other equitable relief, and each Shareholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that Purchaser may have against such Shareholder for any failure to perform his, her or its obligations under this Agreement.

     e. Governing Law. This Agreement and the legal relations between the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to or application of any conflicts of law principles.

     f. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

     g. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     h. Binding Effect. During the term of this Agreement, the rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and all transferees, assigns, and successors of the Shareholders with respect to shares of Company Common Stock.

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     i.  Capacity. The shareholders are executing this Agreement in their capacity as shareholders, and not in their capacity as directors or officers, and, without limiting their obligations as shareholders, nothing herein shall limit their actions or require any actions in any director or officer capacity.

                            [Signature Page Follows]

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   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                          FIELDWORKS, INCORPORATED

                                          By: /s/ David G. Mell________________
                                          Its: President & Chief Executive
                                           Officer_____________________________

                                          SHAREHOLDERS

                                          By: /s/ Gary J. Beeman_______________
                                            Gary J. Beeman

                                          By: /s/ James A. Bernards____________
                                            James A. Bernards

                                          By: /s/ Karen L. Engebretson_________
                                            Karen L. Engebretson

                                          By: /s/ Robert W. Heller_____________
                                            Robert W. Heller

                                          By: /s/ David C. Malmberg____________
                                            David C. Malmberg

                                          By: /s/ David G. Mell________________
                                            David G. Mell

                                          By: /s/ Robert C. Szymborski_________
                                            Robert C. Szymborski

                                          By: /s/ Richard J. York______________
                                            Richard J. York

                                          By: /s/ George E. Kline______________
                                            George E. Kline for Brightstone
                                           Entities

                                          INDUSTRIAL-WORKS HOLDING CORP.

                                          By: /s/ Michael E. Johnson___________

                                          Its: President_______________________

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                                   EXHIBIT A
                                       TO
                                VOTING AGREEMENT

   Gary J. Beeman
   James A. Bernards
   Karen L. Engebretson
   Robert W. Heller
   David C. Malmberg
   David G. Mell
   Robert C. Szymborski
   Richard J. York
   Brightstone Entities

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